UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 17, 2013

UNIVERSAL FOREST PRODUCTS, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	00-22684	38-1465835
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 East Beltline, N.E.
Grand Rapids, Michigan		49525
(Address of principal executive office)		(Zip Code)

Registrant's telephone number, including area code: (616) 364-6161

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Section 5.	Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders

On April 17, 2013, the Company held its 2013 Annual Meeting of Shareholders.  The matters listed below were submitted to a vote of the shareholders through the solicitation of proxies; the proposals are described in detail in the Company’s Proxy Statement dated March 4 2013.  The voting results are as follows:

Proposal 1 – Election of Directors

The following individuals were elected to serve as directors of the Company to hold office until the 2016 Annual meeting of Shareholders, under the terms of the Company's Bylaws:

Nominee	For	Withheld	Non-Votes
William G. Currie	16,990,744	943,556	1,068,800
John M. Engler	17,585,267	349,033	1,068,800
Bruce A. Merino	17,594,386	339,914	1,068,800

Proposal 2 – Ratification of the Appointment of Ernst & Young LLP as the Company's Independent Registered Public Accounting firm for fiscal 2013

The shareholders ratified the appointment of Ernst & Young LLP to serve as the Company's independent registered public accounting firm for fiscal 2013.

For	Against	Abstain
18,882,796	107,061	13,243

Proposal 3 – Advisory (Non-Binding) Vote on Executive Compensation

The shareholders approved the proposed resolution to approve the compensation of the Company's named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC.

For	Against	Abstain	Non-Votes
17,648,478	274,699	11,123	1,068,800

Proposal 4 – Proposal to Amend the Company's Equal Employment Opportunity Policy

The shareholders did not approve the proposal, submitted by the New York State Common Retirement Fund, to amend the Company's Equal Opportunity Employment Policy.

For	Against	Abstain	Non-Votes
7,907,851	8,203,745	1,822,704	1,068,800

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 17, 2013	UNIVERSAL FOREST PRODUCTS, INC.
(Registrant)

	By:	/s/ Michael R. Cole
Michael R. Cole
Principal Financial Officer and Treasurer